Execution Version

Exhibit 10.27

First AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (this “Amendment”) is dated as of March 13, 2023 and is entered into by and among ATAI LIFE SCIENCES N.V., a public limited liability company (naamloze vennootschap) incorporated under the laws of the Netherlands, having its corporate seat (statutaire zetel) in Amsterdam, the Netherlands, its registered office at Wallstraße 16, 10179 Berlin, Federal Republic of Germany, and registered with the trade register of the Chamber of Commerce (handelsregister van de Kamer van Koophandel) under number 80299776 (“Parent”), ATAI LIFE SCIENCES AG, a stock corporation (Aktiengesellschaft) incorporated under the laws of Germany and registered with the commercial register of the local court of Munich under HRB 239201, with business address at Wallstraße 16, 10179 Berlin (“ATAI Germany”, and together with Parent, ATAI Germany and each other Person party to the Loan Agreement as a borrower from time to time, individually or collectively, as the context may require, “Borrower”), ATAI LIFE SCIENCES US, INC., a Delaware corporation (“ATAI US”), INTROSPECT DIGITAL THERAPEUTICS, INC., a Delaware corporation (“IntroSpect”), Viridia Life Sciences, Inc., a Delaware corporation (“Viridia”), EmpathBio, Inc., a Delaware corporation (“Empath”), Invyxis, Inc., a Delaware corporation (“Invyxis”), and Revixia Life Sciences, Inc., a Delaware corporation (“Revixia”, and together with ATAI US, IntroSpect, Viridia, Empath, Invyxis, and any other Person party to the Loan Agreement from time to time as a guarantor, collectively, the “Guarantors” and each a “Guarantor”), the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (collectively referred to as the “Lenders” and each a “Lender”) and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and the Lenders (in such capacity, “Agent”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).

Recitals

A.
Borrower, Guarantors, Agent and Lenders have entered into that certain Loan and Security Agreement dated as of August 9, 2022, among Borrower, Guarantors, Agent and Lenders (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which Lenders have agreed to extend and make available to Borrower certain advances of money.
B.
In accordance with Section 11.3 of the Loan Agreement, Borrower has requested that Agent and Lenders agree to amend certain provisions of the Loan Agreement.
C.
Agent and Lenders have agreed to so amend the Loan Agreement upon the terms and conditions more fully set forth herein.

Agreement

NOW, THEREFORE, in consideration of the foregoing Recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.
Amendments.
1.1
The Loan Agreement is hereby amended as follows:

(a)
Section 2.2(a)(i). Section 2.2(a)(i) is hereby amended and restated as follows:

“(i) Tranche 1. Subject to the terms and conditions of this Agreement and the proviso hereto, (A) on the Closing Date, Lenders shall severally (and not jointly) make, and Borrower agrees to draw, a Term Loan Advance in an aggregate principal amount equal to Fifteen Million Dollars ($15,000,000) (such Term Loan Advance, the “Tranche 1A Advance”), (B) at any time after the Closing Date but on or prior to May 1, 2023 (the “Tranche 1B Expiration Date”), Borrower may request and Lenders shall severally (and not jointly) make additional Term Loan Advances in an aggregate principal amount not to exceed Twenty Million Dollars ($20,000,000) (such Term Loan Advances, the “Tranche 1B Advances”) in minimum increments of Five Million Dollars ($5,000,000) (or if less than Five Million Dollars ($5,000,000) the remaining amount of Term Loan Advances available to be drawn pursuant to this Section 2.2(a)(i)(B)) and (C) at any time beginning upon the earlier of (i) the Tranche 1B Expiration Date and (ii) the date on which all amounts available to be drawn pursuant to Section 2.2(a)(i)(B) have been drawn and on or prior to December 15, 2023 (the “Tranche 1C Expiration Date”), Borrower may request and Lenders shall severally (and not jointly) make additional Term Loan Advances in an aggregate principal amount not to exceed Twenty Five Million Dollars ($25,000,000) (such Term Loan Advances, the “Tranche 1C Advances”) in minimum increments of Five Million Dollars ($5,000,000) (or if less than Five Million Dollars ($5,000,000) the remaining amount of Term Loan Advances available to be drawn pursuant to this Section 2.2(a)(i)(C)); provided the aggregate Term Loan Advances made by any Lender pursuant to clause (A), (B) and (C) above shall not exceed its respective Tranche 1 Commitment and the aggregate principal amount of the Term Loan Advances made pursuant to this Section 2.2(a)(i) shall not exceed Sixty Million Dollars ($60,000,000).”

1.2
Each reference in the Loan Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Loan Agreement as amended by this Amendment.
2.
Loan Parties’ Representations And Warranties. Each Loan Party represents and warrants that:
2.1
Immediately upon giving effect to this Amendment, (i) the representations and warranties contained in the Loan Documents are true and correct in all material respects except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date and (ii) no default or Event of Default has occurred and is continuing with respect to which such Loan Party has not been notified in writing by Agent or Lenders.
2.2
Each of the Loan Parties has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment.
2.3
The execution and delivery by the Loan Parties of this Amendment and the performance by each of the Loan Parties of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of such Loan Party.
2.4
This Amendment has been duly executed and delivered by each Loan Party and is the binding obligation of such Loan Party, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
2.5
As of the date hereof, it has no defenses against the obligations to pay any amounts under the Secured Obligations. Each Loan Party acknowledges that each of Agent and the Lenders has, as of the date hereof, acted in good faith and has conducted in a commercially reasonable manner its relationships with the Loan Parties in connection with this Amendment and in connection with the Loan Documents.

Each Loan Party understands and acknowledges that each of Agent and the Lenders is entering into this Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

3.
Limitation. The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Agent and/or Lenders may now have or may have in the future under or in connection with the Loan Agreement (as amended hereby) or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.
4.
Effectiveness. This Amendment shall become effective upon the satisfaction of all the following conditions precedent (such date of satisfaction of all such conditions precedent, the “First Amendment Closing Date”):
4.1
Amendment. Borrower, Guarantors, Agent and Lenders shall have duly executed and delivered this Amendment to the Lenders.
4.2
Payment of Lenders’ Expenses. The Loan Parties shall have paid all reasonable Lenders’ expenses (including all reasonable attorneys' fees and reasonable expenses) incurred through the date of this Amendment for the documentation and negotiation of this Amendment, in each case, to the extent invoiced on or prior to the First Amendment Closing Date.
5.
Release. In consideration of the agreements of Agent and each Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby to the extent possible under applicable law fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lenders and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which such Loan Party, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time prior to the execution of this Amendment, for or on account of, or in relation to, or in any way in connection with the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto. Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Each Loan Party agrees that no fact, event, circumstance, evidence or transaction existing prior to the execution of this Amendment which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above. Each Loan Party waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

6.
Counterparts. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment. This Amendment may be executed by facsimile, portable document format (.pdf) or similar technology signature, and such signature shall constitute an original for all purposes.
7.
Incorporation By Reference. The provisions of Section 11 of the Loan Agreement shall be deemed incorporated herein by reference, mutatis mutandis.
8.
Reaffirmation. By executing and delivering a counterpart hereof, (i) each Loan Party hereby agrees that all Advances incurred by such Loan Party shall be secured by the Collateral pursuant to the applicable Loan Documents in accordance with the terms and provisions thereof and (ii) each Loan Party hereby (A) agrees that, notwithstanding the effectiveness of this Amendment, after giving effect to this Amendment, the Loan Documents continue to be in full force and effect, (B) agrees that all of the Liens and security interests created and arising under the Loan Documents remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, as collateral security for its obligations, liabilities and indebtedness under the Loan Agreement to the extent provided in, and subject to the limitations and qualifications set forth in, such Loan Documents (as amended by this Amendment) and (C) affirms and confirms all of its obligations, liabilities and indebtedness under the Loan Agreement and each other Loan Document, in each case after giving effect to this Amendment, including the pledge of and/or grant of a security interest in its assets as Collateral pursuant to the Loan Documents to secure such Secured Obligations, all as provided in the Loan Documents, and acknowledges and agrees that such obligations, liabilities, guarantee, pledge and grant continue in full force and effect in respect of, and to secure, such Secured Obligations under the Loan Agreement and the other Loan Documents, in each case, to the extent provided in, and subject to the limitations and qualifications set forth in, such Loan Documents (as amended by this Amendment).

[Signature Page Follows]

Execution Version

In Witness Whereof, the parties have duly authorized and caused this Amendment to be executed as of the date first written above.

BORROWER:

ATAI LIFE SCIENCES N.V.

Signature: /s/ Stephen Bardin

Print Name: Stephen Bardin

Title: Chief Financial Officer

ATAI LIFE SCIENCES AG

Signature: /s/ Stephen Bardin

Print Name: Stephen Bardin

Title: Chief Financial Officer

[Signature Page – First Amendment to LSA]

GUARANTORS:

ATAI LIFE SCIENCES US, INC.

Signature: /s/ Stephen Bardin

Print Name: Stephen Bardin

Title: Treasurer

INTROSPECT DIGITAL THERAPEUTICS, INC.,
VIRIDIA LIFE SCIENCES, INC.,
EMPATHBIO, INC., and
REVIXIA LIFE SCIENCES, INC.

Signature: /s/ Stephen Bardin

Print Name: Stephen Bardin

Title: Treasurer

INVYXIS, INC.

Signature: /s/ Stephen Bardin

Print Name: Stephen Bardin

Title: Treasurer

[Signature Page – First Amendment to LSA]

Accepted in Palo Alto, California:

AGENT:

HERCULES CAPITAL, INC.

Signature: /s/ Seth Meyer

Print Name: Seth Meyer

Title: CFO

LENDERS:

HERCULES CAPITAL, INC.

Signature: /s/ Seth Meyer

Print Name: Seth Meyer

Title: CFO

HERCULES PRIVATE GLOBAL VENTURE GROWTH FUND I L.P.

By: Hercules Adviser LLC, its Investment Adviser

Signature: /s/ Seth Meyer

Print Name: Seth Meyer

Title: Authorized Signatory